SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 2, 2004

CASCADE NATURAL GAS CORPORATION

(Exact name of Registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation or organization)

1-7196
(Commission file number)

91-0599090
(I.R.S. Employer Identification No.)

222 Fairview Avenue North
Seattle, WA	98109
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number including area code)
(206) 624-3900

ITEM 5.04. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS.

On September 2, 2004, the registrant transmitted notice to its directors and officers, as required by Rule 104(b)2(i)(B) of Regulation BTR, providing the information specified in Rule 104(b). Notice was not received by the registrant pursuant to section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974 as it was not applicable.

The following information is set forth as called for by Rule 104(b):

Reason for the blackout period: Cascade Natural Gas Corporation will be changing its 401(k) retirement plan provider from Putnam Investments to Diversified Investment Advisors, Inc. effective October 1, 2004.  The investment options under the Cascade Natural Gas Corporation Employee Retirement Savings Plan will be modified due to the change and assets in the plan will be transferred to a new trustee.  As a result, participants will be unable to direct or change the investment of or receive distribution of the assets held in their plan accounts, including investments in Cascade Natural Gas common stock, during the blackout period.

•                  A description of the plan transactions to be suspended during, or otherwise affected by, the blackout period: Participants will be unable to direct or change the investment of or receive distribution of the assets held in their plan accounts, including investments in Cascade Natural Gas common stock.

A description of the class of equity securities subject to the blackout period: Cascade Natural Gas Corporation Common Stock.

Length of the blackout period: The blackout period for the Cascade Natural Gas Corporation Employee Retirement Savings Plan is expected to begin at noon PT on September 27, 2004 and end during the week of October 10, 2004.

Name, address and telephone number of the person designated by the issuer to respond to inquiries about the blackout period: J. D. Wessling, 222 Fairview Avenue North, Seattle, WA 98109, (206) 381-6774.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CASCADE NATURAL GAS CORPORATION

September 2, 2004	By	/s/ J. D. Wessling
Date		J. D. Wessling

Chief Financial Officer